Exhibit 10.28

AMENDMENT NO. 1

TO LOAN DOCUMENTS

This Amendment No. 1 to Loan Documents (this “Amendment”) is dated as of October 21, 2021, by and between iLearningEngines Inc., a Delaware corporation (“Borrower”), and Venture Lending & Leasing IX, Inc., a Maryland corporation (“Lender”).

Recitals

A. Borrower and Lender entered into that certain Loan and Security Agreement and that certain Supplement to Loan and Security Agreement, both dated as of December 30, 2020 (as the same have been and may be amended, restated, supplemented and modified from time to time, the “Loan Agreement” and the “Supplement”, respectively), pursuant to which Lender has made secured Loans to Borrower.

B. Borrower and Lender have agreed to modify the terms of the Loan Agreement on the terms provided for herein.

C. All capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement and Supplement, as the context requires.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between Borrower and Lender as follows:

1. Amendments to Loan Documents.

(a) Borrower and Lender agree that Section 6.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Indebtedness of Borrower under (i) this Agreement and the (ii) 2021 Loan Agreement;”

(b) Borrower and Lender agree that Section 6.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.3 Dividends. Except after a Qualified Public Offering or a SPAC Transaction, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from current and former employees, directors, officers and agent in connection with repurchase or other similar plans not to exceed $100,000 in any calendar year, provided that such amount shall be increased from $100,000 to $500,000 after such time as Borrower has received at least $25,000,000 of proceeds from the offer and sale of Borrower’s equity securities in a single transaction or series of related transactions (a “Qualified Financing”), or (c) conversion of Borrower’s convertible stock.”

(c) Borrower and Lender agree that Sections 6.6(f), (g) and (h) of the Loan Agreement are hereby amended and restated in their entirety as follows:

“(f) (i) investments of cash in one or more wholly-owned Subsidiaries of Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations, (ii) investments in accordance with cost-plus or transfer pricing arrangements to reimburse subsidiaries for operating and payroll expenses and (iii) after a Qualified Financing, other investments in Subsidiaries that are not co-borrowers or guarantors in an aggregate amount not to exceed $500,000 per year;

(g) loans and advances to officers, directors, or employees of Borrower in the ordinary course of business not to exceed $500,000 at any time outstanding; and

(h) other investments in an aggregate amount not to exceed $500,000 per fiscal year.”

(d) Borrower and Lender agree that the first sentence of Section 6.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans, Indebtedness under the 2021 Loan Agreement and ordinary course (unaccelerated) payments of principal of, and interest on, or fees payable in connection with, any revolving loan advances under the Bank Line).”

(e) Borrower and Lender agree that Article 10 of the Loan Agreement is hereby amended by adding the following definition:

““2021 Loan Agreement” means that certain Loan and Security Agreement, dated as of October 21, 2021, between Borrower and WTI Fund X, Inc., together with all of the “Loan Documents” (as such term is defined therein), as the same have been and may be amended, restated, modified or supplemented from time to time and any refinancings thereof.”

(f) Borrower and Lender agree that Article 10 of the Loan Agreement is hereby amended by amending and restating clause “(d)” of the definition of “Permitted Lien” in its entirety as follows:

“(d) Liens (A) in favor of Lender and (B) securing Indebtedness outstanding under the 2021 Loan Agreement;”

(g) Borrower and Lender agree that the definition of “Threshold Amount” in Part 1 of the Supplement is hereby amended and restated in its entirety as follows:

““Threshold Amount” means Five Hundred Thousand Dollars ($500,000).”

2. Effectiveness of Amendment; Continued Effect of Loan Agreement.

(a) All provisions of the Loan Agreement, the Supplement and the other Loan Documents, except as modified by this Amendment, shall remain in full force and effect. Except as otherwise expressly set forth herein, this Amendment shall not operate as a waiver of any condition or obligation imposed on Borrower under the Loan Agreement, the Supplement and the other Loan Documents. Borrower hereby ratifies, confirms and reaffirms all covenants contained therein.

(b) In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Loan Documents, the provisions of this Amendment shall govern and control.

(c) This Amendment shall not be effective until counterpart hereof shall have been duly executed by the parties hereto and shall have been delivered to Lender or its counsel.

3. Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender that: (a) Borrower has full corporate power and authority to execute and deliver this Amendment and to perform the obligations of its part to be performed hereunder and under the Loan Documents, as amended hereby; (b) Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment; (c) no consent, approval or authorization of any person or entity (other than any of the foregoing as has been obtained or will be timely obtained by Borrower) is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower hereof and the Loan Documents, as amended hereby; (d) this Amendment and the Loan Documents, as amended hereby are, or upon delivery thereof to Lender will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and (e) as of the date hereof, no Default or Event of Default has occurred and is continuing.

4. Miscellaneous.

(a) The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective permitted successors and permitted assigns of the parties.

(b) This Amendment shall be governed by the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

(c) Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and Lender.

(d) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Amendment shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Amendment, or the validity, legality, or enforceability of such provision in any other jurisdiction.

(e) This Amendment and the Loan Documents and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(f) Intentionally Omitted.

(g) This Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts hereof may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, or any state law based on the Uniform Electronic Transactions Act) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Borrower and Lender expressly agree to conduct the transactions contemplated by this Amendment and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Amendment and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(h) Each party to this Amendment shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby. Borrower hereby confirms and ratifies Lender’s Liens in and to all Collateral, and agrees that such Liens shall secure all of the Obligations of Borrower under this Amendment, Loan Agreement (as amended hereby) and the other Loan Documents.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Loan Documents as of the date first written above.

BORROWER:	ILEARNINGENGINES INC.

	By:	/s/ Harish Chidambaran
	Name:	Harish P.K. Chidambaran
	Title:	Chief Executive Officer

LENDER:	VENTURE LENDING & LEASING IX, INC.

	By:	/s/ Rodolfo Ruano
	Name:	Rodolfo Ruano
	Title:	Vice President